CUSIP No. 45666P104                                          Page 14 of 14 Pages



                                     EXHIBIT

                             JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13G to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

Date:  October 10, 2001

                                        AUGUSTINE FUND, L.P.

                                        By:  AUGUSTINE CAPITAL MANAGEMENT, LLC
                                             General Partner

                                        By:       /s/ John T. Porter
                                                  John T. Porter, President


                                        AUGUSTINE CAPITAL MANAGEMENT, LLC

                                        By:       /s/ John T. Porter
                                                  John T. Porter, President



By:  /s/ David R. Asplund
     David R. Asplund

By:  /s/ Thomas Duszynski
     Thomas Duszynski

By:  /s/ David M. Matteson
     David M. Matteson

By:  /s/ Brian D. Porter
     Brian D. Porter

By:  /s/ John T. Porter
     John T. Porter